THIRD QUARTER  2017 Nasdaq:HMST as of November 6, 2017

Important Disclosures Forward-Looking Statements This presentation includes forward-looking statements, as that term is defined for purposes of applicable securities laws, about our industry, our future financial performance and business plans and expectations. These statements are, in essence, attempts to anticipate or forecast future events, and thus subject to many risks and uncertainties. These forward-looking statements are based on our management's current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. Forward-looking statements in this release include, among other matters, statements regarding our business plans and strategies (including our expansion strategies) and the expected effects of those initiatives, general economic trends (particularly those that affect mortgage origination and refinance activity) and growth scenarios and performance targets. Readers should note, however, that all statements in this presentation other than assertions of historical fact are forward-looking in nature. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our SEC filings, including but not limited to our quarterly report on Form 10-Q for the quarter ended September 30, 2107, which we filed on November 3, 2017. Many of these factors and events that affect the volatility in our stock price and shareholders’ response to those events and factors are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward-looking statements. These limitations and risks include without limitation changes in general political and economic conditions that impact our markets and our business, actions by the Federal Reserve Board and financial market conditions that affect monetary and fiscal policy, regulatory and legislative findings or actions that may increase capital requirements or otherwise constrain our ability to do business, including restrictions that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities, risks related to our ability to realize the expected cost savings from our recent restructuring activities in our single family mortgage lending operations, continue to expand our commercial and consumer banking operations, grow our franchise and capitalize on market opportunities, manage our overall growth efforts cost-effectively to attain the desired operational and financial outcomes, manage the losses inherent in our loan portfolio, make accurate estimates of the value of our non-cash assets and liabilities, maintain electronic and physical security of customer data, respond to restrictive and complex regulatory environment, and attract and retain key personnel. In addition, the volume of our mortgage banking business as well as the ratio of loan lock to closed loan volume may fluctuate due to challenges our customers may face in meeting current underwriting standards, a change in interest rates, an increase in competition for such loans, changes in general economic conditions, including housing prices and inventory levels, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business, and legislative or regulatory actions or reform that may affect our business or the banking or mortgage industries more generally. Actual results may fall materially short of our expectations and projections, and we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward-looking statements are based on information available to the Company as of the date hereof, and we do not undertake to update or revise any forward-looking statements, for any reason. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ending September 30, 2017, and is unaudited, although certain information related to the year ended December 31, 2016, has been derived from our audited financial statements. All financial data should be read in conjunction with the notes in our consolidated financial statements. Non-GAAP Financial Measures Information on any non-GAAP financial measures such as core measures or tangible measures referenced in this presentation, including a reconciliation of those measures to GAAP measures, may also be found in the appendix, our SEC filings, and in the earnings release available on our web site. 2

Expanding West Coast Franchise • Seattle‐based diversified  commercial bank ‐ company founded in  1921 • Growing commercial &  consumer bank with  concentrations in major  metropolitan areas of the  West Coast and Hawaii • Market leading mortgage  originator and servicer • 111 branches and  primary offices (1) in the  Western United States  and Hawaii • Total assets $6.8 billion 3 (1) The number of offices listed above does not include satellite offices with a limited number of staff who report to a manager located in a separate primary office.

Strategy Optimize Single Family  Mortgage Banking &  Servicing Segment • Organic growth opportunities • Focused on increased Commercial Lending in large West Coast metropolitan markets • Increase density of commercial and consumer deposits via existing market penetration and de novo branch expansion • Growth via acquisition of branches and smaller institutions, primarily in Washington, Oregon, and California • Committed to being a leading mortgage originator and servicer in our markets with retail focus, broad product mix, and competitive pricing • Focus on optimizing mortgage banking capacity within existing geographic footprint • Strategy of converting mortgage customer to full bank customer by offering attractive products, features, and service • Drive operating leverage through disciplined expense control • Target consolidated efficiency ratio of less than 70% • Commercial and Consumer segment <60% and Mortgage Banking segment <85% • Prudent levels of capital above regulatory requirements • ROTE target of >12% Expand Commercial &  Consumer Banking  Segment Disciplined expense  management Efficient use of capital Grow and diversify earnings with the goal of becoming a leading West Coast regional bank 4

$2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 $   i n   m i l l i o n s Total Assets Compounded Annual Growth Rate: 25% Organic Acquired November 2013: Fortune ($142M) & Yakima ($125M) March 2015: Simplicity ($879M) February 2016: OCBB ($200M) August 2016: The Bank of  Oswego  ($42M) December2015: 1 Branch  ($26M) December 2013: 2 Branches ($32M) November2016: 2 Branches  ($105M) September 2017: 1 Branch ($22M)  $1,000  $2,000  $3,000  $4,000  $5,000 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 $   i n   m i l l i o n s Total Deposits Compounded Annual Growth Rate: 22%  Capitol Hill Everett Ballard Greenlake  Madison PK Phinney Ridge University Issaquah Kaimuki Mission Gorge Kearny Mesa Riverside Point Loma Kennewick Baldwin Park Redmond Delivering Consistent Growth 5 De novo branch openings

$8.9  $16.7  $21.0  $35.4  $33.0  33% 69% 47% 56% 89% 0% 20% 40% 60% 80% 100%  $‐  $10  $20  $30  $40  $50 2013 2014 2015 2016 9/30/2017 YTD$ in millions C&CB Core Net Income (1) C&CB % of Total Core Net Income (1) Diversification Growth in our Commercial & Consumer Banking Segment is diversifying earnings and reducing earnings volatility 6 (1) Excludes acquisition-related and restructuring expenses. See appendix for reconciliation of non-GAAP financial measures.

7 Recent Highlights Results of Operations • Third quarter 2017 core net income of $16.6 million, or $0.61 diluted EPS and ROTE of 10.2% (1) • Total assets ended September 30, 2017, at $6.8 billion, loans held for investment at $4.3 billion, increased 4% from June 30, 2017 • Total deposits of $4.7 billion, de novo branch deposits increased 20% during the third quarter • Nonperforming asset ratio of 0.28%, the lowest level of problem assets since 2006 Strategic Results • Implemented a restructuring plan in our Mortgage Banking segment, total pre-tax charge of $3.9 million: • Restructured management, changed certain compensation plans, and reduction in force totaling 62 FTE during the third quarter – severance costs of $545,000 • Announced closure of three single family lending offices, consolidated three additional offices into nearby offices, and reduced leased space in three other offices – real estate related charges of $3.3 million during the quarter • Estimated cost saves, including reduction in force completed during the second quarter of 2017, of $13.2 million annually • Completed the acquisition of one retail deposit branch and related deposits in El Cajon, California • Opened one stand-alone primary single family lending center in North Scottsdale, Arizona Recent Developments • Proposed simplification of Basel III capital rules, if adopted, would substantially reduce the amount of regulatory capital that would be required to be held related to our mortgage servicing assets beginning in 2018 (2) (1) Excludes acquisition-related and restructuring expenses. See appendix for reconciliation of non-GAAP financial measures. (2) Other proposed changes to the Basel III capital requirements would require a small increase in capital related to commercial and residential acquisition, development, and construction lending activity which would partially offset a portion of the benefit we would expect to receive with respect to our mortgage servicing assets. if the rules are adopted without any material adverse changes to the current proposal, we would expect to benefit from a reduction in the regulatory capital requirements of approximately $70 million to $75 million in the aggregate beginning in 2018.

Results of Operations For the three months ended (1) Excludes restructuring and acquisition-related expenses, net of tax. See appendix for reconciliation of non-GAAP financial measures. (2) See appendix for reconciliation of non-GAAP financial measures. For the nine months ended 8 ($ in thousands) Sept. 30, 2017 Sept. 30, 2016 Sept. 30, 2017 Sept. 30, 2016 Net interest income $ 50,840 $ 46,802 $ 143,359 $ 131,975 Provision for credit losses 250 1,250 750 3,750 Noninterest income 83,884 111,745 239,353 285,929 Noninterest expense 114,697 114,399 332,815 326,783 Net income before taxes 19,777 42,898 49,147 87,371 Income taxes 5,938 15,197 15,116 31,514 Net income $ 13,839 $ 27,701 $ 34,031 $ 55,857 Diluted EPS $ 0.51 $ 1.11 $ 1.26 $ 2.27 Core net income (1) $ 16,588 $ 28,034 $ 36,962 $ 60,234 Core EPS (1) $ 0.61 $ 1.12 $ 1.37 $ 2.45 Tangible BV/share (2) $ 23.86 $ 22.45 $ 23.86 $ 22.45 Core ROAA (1) 0.99% 1.81% 0.76% 1.43% Core ROAE (1) 9.71% 19.07% 7.39% 14.62% Core ROATE (1) 10.15% 20.04% 7.74% 15.41% Net Interest Margin 3.40% 3.34% 3.31% 3.46% Core efficiency ratio (1) 82.0% 71.8% 85.8% 76.6% Tier 1 Leverage Ratio (Bank) 9.86% 9.91% 9.86% 9.91% Total Risk-Based Capital (Bank) 13.65% 14.41% 13.65% 14.41% For the three months ended For the nine months ended

Results of Operations – Quarter Trend

($ in thousands)	Sept. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016
	For the three months ended				
Net interest income	$ 50,840	$ 46,868	$ 45,651	$ 48,074	$ 46,802
Provision for credit losses	250	500	-	350	1,250
Noninterest income	83,884	81,008	74,461	73,221	111,745
Noninterest expense	114,697	111,244	106,874	117,539	114,399
Net income before taxes	19,777	16,132	13,238	3,406	42,898
Income taxes	5,938	4,923	4,255	1,112	15,197
Net income	$ 13,839	$ 11,209	$ 8,983	$ 2,294	$ 27,701
Diluted EPS	$ 0.51	$ 0.41	$ 0.33	$ 0.09	$ 1.11
Core net income [1]	$ 16,588	$ 11,391	$ 8,983	$ 2,555	$ 28,034
Core EPS [1]	$ 0.61	$ 0.42	$ 0.33	$ 0.10	$ 1.12

Tangible BV/share [2]	$ 23.86	$ 23.30	$ 22.73	$ 22.33	$ 22.45
Core ROAA [1]	0.99%	0.71%	0.57%	0.16%	1.81%
Core ROAE [1]	9.71%	6.82%	5.53%	1.67%	19.07%
Core ROATE [1]	10.15%	7.14%	5.81%	1.74%	20.04%
Net Interest Margin	3.40%	3.29%	3.23%	3.42%	3.34%
Core efficiency ratio [1]	82.0%	86.8%	89.0%	96.6%	71.8%
Tier 1 Leverage Ratio (Bank)	9.86%	10.13%	9.98%	10.26%	9.91%
Total Risk-Based Capital (Bank)	13.65%	14.01%	14.02%	14.69%	14.41%

[1] Excludes restructuring and acquisition-related expenses, net of tax. See appendix for reconciliation of non-GAAP financial measures.
[2] See appendix for reconciliation of non-GAAP financial measures.

[HomeStreet]

9

3.34% 0.03 0.032 0.034 0.036 0.038 0.04 0.042 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% N e t I n t e r e s t M a r g i n ( % ) N e t I n t e r e s t I n c o m e ( i n m i l l i o n s ) $46.8  $48.1  $45.7  $46.9  $50.8  3.34% 3.42% 3.23% 3.29% 3.40% 2.80% 3.00% 3.20% 3.40% 3.60% 3.80% 4.00%  $‐  $10.0  $20.0  $30.0  $40.0  $50.0  $6 .0 3Q16 4Q16 1Q17 2Q17 3Q17 N e t I n t e r e s t M a r g i n ( % ) N e t I n t e r e s t I n c o m e ( i n m i l l i o n s ) Net Interest Income & Margin • 3Q17 Net Interest Margin increased 11 bps and net interest income increased $4.0 million compared to the prior quarter • Net interest income growth primarily due to growth in average loans held for sale and loans held for investment balances • NIM expanded primarily due to decrease in lower yielding investment securities that we temporarily invested the levered proceeds of our December 2016 common stock offering 10

$5.69 $5.71 $5.78 $5.84 $6.10 3.60% 3.70% 3.80% 3.90% 4.00% 4.10% 4.20% 4.30% $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 3Q16 4Q16 1Q17 2Q17 3Q17 A v e r a g e Y i e l d A v e r a g e B a l a n c e s ( i n b i l l i o n s ) Loans Held for Sale Cash & Cash Equivalents Investment Securities Loans Held for Investment Average Yield Interest‐Earning Assets • Average total interest-earning assets increased $260 million or 4% in 3Q • Loans held for investment ending balances increased $157 million or 4% in 3Q Avg. Yield 3.93% 4.03% 3.90% 3.96% 4.12% 11

HomeStreet Investment Securities Portfolio Yield As of 09/30/2017 2017 YTD Total Return (1) Yield (2) Duration (2) HomeStreet Investment Portfolio (AFS) 3.65 2.92 4.94 Composition Adjusted Barclays US Aggregate Index (3) 3.63 2.92 4.98 HMST performance data: Bloomberg PORT+ (1) As of September 30, 2017 (2) Yield and duration Include FTE adjustment. Yields are at current market prices, not book. (3) Barclays US Aggregate Index Adjusted to reflect HMST portfolio composition • Available for sale investment security portfolio market value is $863m • The investment portfolio has an average credit rating of Aa2 12 31% 3% 20% 43% 1% 1% Investment portfolio composition as of  09/30/2017 CMO Corporates MBS Municipal Short‐Term Muni Treasury

$6.5  $5.7  $4.9  $6.3  $4.6  $12.6  $9.2  $8.8  $8.3  $92.6  $67.8  $60.3  $65.9  $71.0  $111.7  $73.2  $74.5  $81.0  $83.9   $‐  $20.0  $40.0  $60.0  $80.0  $100.0  $120.0 3Q16 4Q16 1Q17 2Q17 3Q17 N o n i n t e r s t   I n c o m e   ( i n   m i l l i o n s ) Net gain on mortgage loan origination and sale activities Loan servicing income Other noninterest income Noninterest Income • Noninterest income increased 4% to $83.9 million in 3Q primarily due to higher net gain on loan origination and sale activities • Net gain on loan origination and sale activities increased $5.1 million primarily due to higher SBA and commercial real estate loan sales volume 13

$114.4  $117.5  $106.9  $111.2 $114.7 1,600 1,800 2,000 2,200 2,400 2,600 2,800 3,000  $‐  $20.0  $40.0  $60.0  $80.0  $100.0  $120.0  $140.0 3Q16 4Q16 1Q17 2Q17 3Q17 F T E N o n i n t e r s t   E x p e n s e   ( i n   m i l l i o n s ) Core noninterest expense Restructuring‐related expenses Merger‐related expenses FTE Total noninterest expense $114.4 $117.5 $106.9 $111.2 $114.7 Restructuring‐related expenses $0.0 $0.0 $0.0 $0.1 $3.9 Merger‐related expenses $0.5 $0.4 $0.0 $0.2 $0.4 Core noninterest expense (1) $113.9 $117.1 $106.9 $111.0 $110.5 Salaries & related costs (1) $79.2 $81.7 $71.3 $76.4 $75.4 General & administrative (1) $15.5 $15.9 $17.1 $15.9 $16.1 Other noninterest expense (1) $19.2 $19.5 $18.5 $18.7 $19.0 FTE 2,431 2,552 2,581 2,542 2,463 Core efficiency ratio (1) 71.8% 96.6% 89.0% 86.9% 82.0% Noninterest Expense • Restructuring charges of $3.9 million recorded in 3Q due to implementation of Mortgage Banking segment restructuring plan - $3.3 million in real estate charges and $545 thousand in severance costs • Excluding restructuring and acquisition-related expenses, core noninterest expense declined in 3Q, primarily due to reduction in salaries and related costs from FTE reduction • Noninterest expense will continue to vary primarily based on headcount and mortgage origination volume (1) Excludes restructuring and acquisition-related expenses, which are shown in “restructuring-related expenses” and “merger-related expenses” in the table. See appendix for reconciliation of non-GAAP financial measures. 14

Segment Overview Commercial & Consumer Banking • Regional Single Family mortgage origination and servicing platform • Retail origination platform • Majority of production sold into secondary market • Fannie Mae, Freddie Mac, FHA, VA lender since programs’ inceptions • Portfolio products: jumbo, HELOC and custom home construction • Servicing retained on majority of originated loans sold to secondary markets • Optimize existing investment in infrastructure and personnel • Optimize operations and origination capacity to match market conditions • Use retail focus, broad product mix, technology, and competitive pricing to increase market share • Long-term efficiency ratio target of <85% • Long-term targeted ROE of >20% Mortgage Banking Overview • Commercial Banking  Commercial lending, including SBA  All CRE property types with multifamily focus  FNMA DUS lender / servicer  Residential and commercial construction  Commercial deposit, treasury and cash management services • Consumer Banking  Consumer loan and deposit products  Consumer investment, insurance and private banking products and services • Strategic focus on major coastal markets of Western U.S • Diversify and grow loan portfolio average of 2-4% per quarter(1) • Manage revenue growth to exceed non-interest expense growth, creating operating leverage • Credit strategy of generally competing on price and not on credit terms • Manage credit risk by monitoring portfolio and geographic early warning indicators • Long-term efficiency ratio target of <60% • Long-term targeted ROE > 10% Strategic Objectives (1) Actual growth of loan portfolio is subject to, among other things, actual loan production volumes, portfolio runoff, portfolio loan sales, portfolio credit performance, net interest margin, and market forces. Other portfolio management considerations include liquidity management, capital requirements and profitability. 15

Commercial & Consumer Banking 16

Commercial & Consumer Banking Segment 17 (1) Excludes acquisition-related expenses, net of tax. See appendix for reconciliation of non-GAAP financial measures. ($ in thousands) Sept. 30, 2017 Sept. 30, 2016 Sept. 30, 2017 Sept. 30, 2016 Net interest income $ 45,314 $ 39,339 $ 128,666 $ 113,378 Provision for credit losses 250 1,250 750 3,750 Noninterest income 11,962 9,771 29,663 22,595 Noninterest expense 37,160 32,170 110,261 102,903 Net income before taxes 19,866 15,690 47,318 29,320 Income taxes 5,904 5,557 14,618 10,566 Net income $ 13,962 $ 10,133 $ 32,700 $ 18,754 Core net income (1) $ 14,191 $ 10,466 $ 33,044 $ 23,131 Core ROAA (1) 1.00% 0.83% 0.80% 0.66% Core ROAE (1) 10.35% 8.56% 8.33% 6.81% Core ROATE (1) 10.95% 9.10% 8.84% 7.26% Core efficiency ratio (1) 64.3% 64.5% 69.3% 70.7% Net Interest Margin 3.33% 3.30% 3.25% 3.41% Total average earning assets $5,305,367 $4,793,035 $ 5,210,923 $ 4,436,608 FTE 1,071 948 1,071 948 For the three months ended For the nine months ended

Commercial & Consumer Banking Segment – Quarter Trend 18 (1) Excludes acquisition-related expenses, net of tax. See appendix for reconciliation of non-GAAP financial measures. ($ in thousands) Sept. 30, 2017 Jun. 30, 2017 Mar. 31, 2017 Dec. 31, 2016 Sept. 30, 2016 Net interest income $ 45,314 $ 42,448 $ 40,904 $ 40,637 $ 39,339 Provision for credit losses 250 500 - 350 1,250 Noninterest income 11,962 8,276 9,425 13,087 9,771 Noninterest expense 37,160 36,631 36,470 35,482 32,170 Net income before taxes 19,866 13,593 13,859 17,892 15,690 Income taxes 5,904 4,147 4,567 5,846 5,557 Net income $ 13,962 $ 9,446 $ 9,292 $ 12,046 $ 10,133 Core net income (1) $ 14,191 $ 9,561 $ 9,292 $ 12,307 $ 10,466 Core ROAA (1) 1.00% 0.69% 0.69% 0.95% 0.83% Core ROAE (1) 10.35% 7.16% 7.38% 9.89% 8.56% Core ROATE (1) 10.95% 7.59% 7.85% 10.54% 9.10% Core efficiency ratio (1) 64.3% 71.9% 72.5% 65.3% 64.5% Net Interest Margin 3.33% 3.22% 3.19% 3.37% 3.30% Total average earning assets $5,305,367 $5,229,120 $5,095,982 $4,832,575 $4,793,035 FTE 1,071 1,055 1,022 998 948 For the three months ended

Loan Production/Loan Balance Trend

Commitments

($ in millions)	Sept. 30, 2017		Jun. 30, 2017		Mar. 31, 2017		Dec. 31, 2016		Sept. 30, 2016	
Single Family	$188	23%	$143	18%	$75	14%	$55	8%	$60	10%
Single Family Custom Home Construction	$61	7%	$63	8%	$48	9%	$58	8%	$55	9%
Home Equity and other	$81	10%	$92	11%	$80	15%	$68	10%	$71	12%
Total Consumer Loans	$330	40%	$298	37%	$203	38%	$181	26%	$186	31%
Commercial Real Estate/Multifamily	$207	26%	$229	28%	$159	29%	$267	38%	$147	25%
Residential Construction	$167	21%	$154	19%	$133	24%	$132	19%	$173	29%
Commercial Real Estate/Multifamily Construction	$72	9%	$65	8%	$21	4%	$95	13%	$69	11%
Commercial Business	$29	4%	$62	8%	$28	5%	$29	4%	$26	4%
Total Commercial Loans	$475	60%	$510	63%	$341	62%	$523	74%	$415	69%
Total	$805	100%	$808	100%	$544	100%	$704	100%	$601	100%

Balances

($ in millions)	Sept. 30, 2017		Jun. 30, 2017		Mar. 31, 2017		Dec. 31, 2016		Sept. 30, 2016	
Single Family	$1,269	29%	$1,148	27%	$1,100	28%	$1,083	28%	$1,186	31%
Single Family Custom Home Construction	$138	3%	$149	4%	$134	3%	$150	4%	$144	4%
Home Equity and other	$437	10%	$414	10%	$381	10%	$360	9%	$338	9%
Total Consumer Loans	$1,844	42%	$1,711	41%	$1,615	41%	$1,593	41%	$1,668	44%
Commercial Real Estate	$986	23%	$942	23%	$923	23%	$871	23%	$811	21%
Multifamily	$747	17%	$781	19%	$748	19%	$674	18%	$562	15%
Residential Construction	$285	7%	$281	7%	$263	7%	$259	7%	$245	6%
Commercial Real Estate/Multifamily Construction	$231	5%	$219	5%	$214	5%	$228	6%	$273	7%
Commercial Business	$246	6%	$249	6%	$223	6%	$224	6%	$237	6%
Total Commercial Loans	$2,495	58%	$2,472	59%	$2,371	59%	$2,256	59%	$2,128	56%
Total Loans Held for Investment (before Deferred Fees and Allowance)	$4,339	100%	$4,183	100%	$3,986	100%	$3,849	100%	$3,796	100%

HomeStreet

19

$1.73  billion 20 Highly diversified loan portfolio by product and geography $4.34  billion $653  million Construction by property type Loan Portfolio

Commercial Real Estate Perm Lending Overview

HomeStreet lends within the full spectrum of commercial real estate lending types, but is deliberate in achieving diversification among property types and geographic areas to mitigate concentration risk

Commercial Real Estate Property Types

Multifamily	*Industrial/ Warehouse*	*Office*	*Retail*	*Other*
Loan Characteristics				
• Up To 30 Year Term • $30MM Loan Amt. Max • ≥ 1.15 DSCR • Avg. LTV @ Orig. ~ 62%	• Up To 15 Year Term • $30MM Loan Amt. Max • ≥ 1.25 DSCR • Avg. LTV @ Orig. ~ 62%	• Up To 15 Year Term • $30MM Loan Amt. Max • ≥ 1.25 DSCR • Avg. LTV @ Orig. ~ 68%	• Up To 15 Year Term • $30MM Loan Amt. Max • ≥ 1.25 DSCR • Avg. LTV @ Orig. ~ 62%	• Additional property types are reviewed on a case by case basis • Includes acquired loan types • Examples include: Self Storage & Hotel
9/30/17 Balances Outstanding totaling $1.73 billion				
Balance: $750M % of Balances: 43% Portfolio Avg. LTV ~ 56% [1] Portfolio Avg. DSCR ~ 1.50x Avg. Loan Size: $3.3M Largest Dollar Loan: $25.1M	Balance: $217M % of Balances: 13% % Owner Occupied: 47% Portfolio LTV ~ 50% [1] Portfolio Avg. DSCR ~ 1.68x Avg. Loan Size: $1.6M Largest Dollar Loan: $11.8M	Balance: $338M % of Balances: 20% % Owner Occupied: 26% Portfolio LTV ~ 58% [1] Portfolio Avg. DSCR ~ 1.74x Avg. Loan Size: $3.6M Largest Dollar Loan: $25.4M	Balance: $268M % of Balances: 15% % Owner Occupied: 22% Portfolio LTV ~ 53% [1] Portfolio Avg. DSCR ~ 1.72x Avg. Loan Size: $1.8M Largest Dollar Loan: $19.5M	Balance: $160M % of Balances: 9% % of Owner Occupied: 56% Portfolio LTV ~ 44% [1] Portfolio Avg. DSCR ~ 1.85x Avg. Loan Size: $2.3M Largest Dollar Loan: $27.5M

Geographical Distribution (balances)


15%
39%
9%
18%
6%
14%


2%
16%
20%
56%
4%
1%


19%
9%
13%
13%
40%
6%


10%
22%
36%
16%
14%
2%


1%
4%
18%
20%
2%
56%

WA-Puget Sound | WA-Other | Oregon | CA-Los Angeles County | CA-Other | Other Includes: AK,AZ,CO,HI,ID,NV,TX,UT

HomeStreet

[1] Property values as of origination date

21

Construction Lending Overview

Construction lending is a broad category that includes many different loan types, which are often characterized by different risk profiles. HomeStreet lends within the full spectrum of construction lending types, but is deliberate in achieving diversification among the types to mitigate risk. Additionally, recent geographic expansion has provided an opportunity to increase diversification.

Construction Lending Types

Custom Home Construction	*Multifamily*	*Commercial*	*Residential Construction*	*Land & Lots*
Loan Characteristics				
• 12 Month Term • Consumer Owner Occupied • Borrower Underwritten similar to Single Family	• 18-36 Month Term • ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 1.15 DSC • Portfolio LTV ~ 61%	• 18-36 Month Term • ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 1.25 DSC • ≥ 50% pre-leased office/retail • Portfolio LTV ~66%	• 12-18 Month Term • LTC: ≤ 95% Presale & Spec • Leverage, Liquid. & Net Worth Covenants as appropriate • Portfolio LTV ~ 67%	• 12-24 Month Term • ≤ 50% -80% LTC • Strong, experienced, vertically integrated builders • Portfolio LTV ~ 65%
9/30/17 Balances and Commitments totaling $653 million				
Balance: $138M Unfunded Commitments: $128M % of Balances: 21% % of Unfunded Commitments: 19% Avg. Loan Size: $454K Largest Dollar Loan: $2.1M	Balance: $229M Unfunded Commitments: $195M % of Balances: 35% % of Unfunded Commitments: 29% Avg. Loan Size: $3.8M Largest Dollar Loan: $22.8M	Balance: $14M Unfunded Commitments: $73M % of Balances: 2% % of Unfunded Commitments: 11% Avg. Loan Size: $3.7M Largest Dollar Loan: $8.0M	Balance: $201M Unfunded Commitments: $258M % of Balances: 31% % of Unfunded Commitments: 38% Avg. Loan Size: $593K Largest Dollar Loan: $7.4M	Balance: $71M Unfunded Commitments: $27M % of Balances: 11% % of Commitments: 4% Avg. Loan Size: $1.5M Largest Dollar Loan: $4.3M

Geographical Distribution (balances)


31%
24%
7%
1%
4%
25%
3%
5%
36%
16%
11%
3%
2%
7%
5%
21%
7%
7%
86%
4%
14%
8%
9%
26%
2%
37%
7%
43%
34%
2%
2%
3%
2%
7%
Seattle Metro
Puget Sound Other
WA Other
Portland Metro
OR Other
Hawaii
California
Utah
Idaho

HomeStreet

22

Credit Quality

($ in thousands)	Sept. 30, 2017 HMST	Sept. 30, 2017 Peer Mdn	Jun. 30, 2017 HMST	Jun. 30, 2017 Peer Mdn	Mar. 31, 2017 HMST	Mar. 31, 2017 Peer Mdn	Dec. 31, 2016 HMST	Dec. 31, 2016 Peer Mdn	Sept. 30, 2016 HMST	Sept. 30, 2016 Peer Mdn
Nonperforming assets [1]	$18,827	--	$20,073	--	$24,322	--	$25,785	--	$32,361	--
Nonperforming loans	$15,123	--	$15,476	--	$18,676	--	$20,542	--	$25,921	--
OREO	$3,704	--	$4,597	--	$5,646	--	$5,243	--	$6,440	--
Nonperforming assets/total assets [1]	0.28%	[3]	0.30%	0.33%	0.38%	0.31%	0.41%	0.35%	0.52%	0.33%
Nonperforming loans/total loans	0.35%	[3]	0.37%	0.33%	0.47%	0.28%	0.53%	0.35%	0.68%	0.38%
Total delinquencies/total loans	1.60%	[3]	1.56%	0.69%	1.67%	0.67%	1.88%	0.74%	1.89%	0.66%
Total delinquencies/total loans - adjusted [2]	0.44%	[3]	0.45%	0.67%	0.50%	0.67%	0.58%	0.74%	0.77%	0.66%
ALLL / total loans	0.85%	[3]	0.86%	1.09%	0.87%	1.19%	0.88%	1.20%	0.89%	1.23%
ALLL / Nonperforming loans (NPLs)	245.02%	[3]	233.50%	277.19%	185.99%	345.22%	165.52%	334.43%	131.07%	329.53%
ALLL / total loans, excluding purchased loans	0.93%	--	0.95%	--	0.97%	--	1.00%	--	1.05%	--
Purchased Discount & Reserves/Gross Purchased Loans [4]	2.98%	--	3.03%	--	2.93%	--	2.96%	--	2.92%	--

- Credit Quality continues to reflect excellent loan quality:
  - Nonperforming assets declined to 0.28% of total assets compared to 0.30% in 2Q17
  - Nonperforming loans declined to $15.1 million compared to $15.5 million in 2Q17
  - OREO balances decreased to $3.7 million compared to $4.6 million in 2Q17
  - Total delinquencies (adjusted[2]) declined to 0.44% compared to 0.45% in 2Q17

[1] Nonperforming assets includes nonaccrual loans and OREO, excludes performing TDRs and SBAs
[2] Total delinquencies and total loans - adjusted (net of Ginnie Mae EBO loans (FHA/VA loans) guaranteed portion of SBA loans
[3] Not available at time of publishing
[4] While not a loss reserve, purchase discounts are available to absorb credit related losses on loans purchased with discounts

HomeStreet

23

Deposits 24 13% 10% 9% 9% 11% 24% 25% 26% 27% 25% 51% 54% 52% 51% 51% 11% 12% 13% 12% 13% 4,505 $4,430 $4,596 $4,748 $4,670  $‐  $500  $1,000  $1,500  $2,000  $2,500  $3,000  $3,500  $4,000  $4,500  $5,000 9/30/2016 12/31/2016 3/31/2017 6/30/2017 9/30/2017 B a l a n c e s   ( i n   m i l l i o n s ) Noninterest‐Bearing Transaction & Savings Deposits Interest‐Bearing Transaction & Savings Deposits Time Deposits Mortgage Svcg. Escrow Accts. & Other Total Cost of Deposits 0.50% 0.51% 0.52% 0.52% 0.53% • Total deposits of $4.67 billion at September 30, 2017 declined $77 million or 2% from June 30, 2017 and increased $166 million or 4% from September 30, 2016 • Transaction and savings accounts decreased 1% from the prior quarter, primarily due to fewer deposit promotions during the quarter, as well as several large depositors withdrawing funds to meet seasonal cash needs • Deposit growth during the quarter of 20% in our de novo branches opened since 2012. Opened 18 branches, or 31% of our total network, since 2012

Mortgage Banking 25

West Coast Housing Shortage 26 • December 2016 forecast by the Mortgage Bankers Association predicted sales of existing homes to increase 5% during 2017 • According to Zillow, the seasonally adjusted number of homes listed for sale in September 2017 is actually down 13% nationwide compared to September 2016 • Down 26% in Washington • Down 25% in California • New home development and construction timeline exceeds five years and is constrained by: • Geography of West Coast • Lack of suitable land or zoning restrictions • Municipal planning departments that shrank following the recession leaving them unable to process increased demand • Supply constraints reducing inventory and marketing time of homes to historical lows in major west coast markets • However, our application volume without property information, which represents customers seeking pre- qualification to shop for a home, remains a substantial part of our single family mortgage loan pipeline • Consequently, we lowered our expectations for mortgage lock volume by 21% and mortgage closing volume by 20% since the beginning of 2017, and we also implemented cost reduction strategies that included changing certain compensation structures, reducing mortgage origination personnel, and closing or consolidating office space

Mortgage Banking Segment 27 ($ in thousands) Sept. 30, 2017 Sept. 30, 2016 Sept. 30, 2017 Sept. 30, 2016 Net interest income $ 5,526 $ 7,463 $ 14,693 $ 18,597 Noninterest income 71,922 101,974 209,690 263,334 Noninterest expense 77,537 82,229 222,554 223,880 Net income (loss) before taxes (89) 27,208 1,829 58,051 Income taxes 34 9,640 498 20,948 Net income (loss) $ (123) $ 17,568 $ 1,331 $ 37,103 Core net income (1) $ 2,397 $ 17,568 $ 3,918 $ 37,103 Core ROAA (1) 0.92% 6.04% 0.56% 5.26% Core ROATE (1) 6.82% 68.36% 3.82% 51.85% Core efficiency ratio (1) 95.1% 75.1% 97.4% 79.4% FTE 1,392 1,483 1,392 1,483 For the three months ended For the nine months ended (1) Excludes restructuring-related expenses, net of tax. See appendix for reconciliation of non-GAAP financial measures.

Mortgage Banking Segment – Quarter Trend 28 ($ in thousands) Sept. 30, 2017 Jun. 30, 2017 Mar. 31, 2017 Dec. 31, 2016 Sept. 30, 2016 Net interest income $ 5,526 $ 4,420 $ 4,747 $ 7,437 $ 7,463 Noninterest income 71,922 72,732 65,036 60,134 101,974 Noninterest expense 77,537 74,613 70,404 82,057 82,229 Net income (loss) before taxes (89) 2,539 (621) (14,486) 27,208 Income taxes 34 776 (312) (4,734) 9,640 Net income (loss) $ (123) $ 1,763 $ (309) $ (9,752) $ 17,568 Core net income (loss) (1) $ 2,397 $ 1,830 $ (309) $ (9,752) $ 17,568 Core ROAA (1) 0.92% 0.83% (0.14)% (3.55)% 6.04% Core ROATE (1) 6.82% 5.52% (0.90)% (31.91)% 68.36% Core efficiency ratio (1) 95.1% 96.6% 100.9% 121.4% 75.1% FTE 1,392 1,487 1,558 1,554 1,483 For the three months ended (1) Excludes restructuring-related expenses, net of tax. See appendix for reconciliation of non-GAAP financial measures.

Mortgage Origination (1) Represents combined value of secondary market gains and originated mortgage servicing rights stated as a percentage of interest rate lock commitments. (2) Loan origination and funding fees stated as a percentage of mortgage originations from the retail channel and excludes loans purchased from WMS. 29 3Q16 Q416 Q117 Q217 Q317 Secondary gains/rate locks (1) 297 299 312 294 303 Loan fees/closed loans (2) 37 35 37 37 39 Composite Margin 334 334 349 331 342 3Q16 Q416 Q117 Q217 Q317 HMST $2,451 $2,377 $1,544 $1,866 $1,863 WMS $197 $138 $77 $145 $172 Closed Loans $2,648 $2,515 $1,621 $2,011 $2,035 Purchase % 64% 57% 67% 78% 77% Refinance % 36% 43% 33% 22% 23% Rate locks $2,690 $1,766 $1,623 $1,950 $1,873 Purchase % 53% 63% 73% 77% 71% Refinance % 47% 37% 27% 23% 29%

Mortgage Servicing  As of September 30, 2017 • Constant Prepayment Rate (CPR) – 13.3% for Q3 2017 • W.A. servicing fee – 28.2 bps • MSRs represent 1.12% of ending UPB – 3.96 W.A. servicing fee multiple • W.A age – 28.4 months • W.A. expected life – 69.2 months as of 9/30/17 • Composition of government – 24.9% • Total delinquency – 1.2% (including foreclosures) • W.A. note rate – 3.99% 30 $18,199  $19,488  $20,303  $21,105  $21,892  2.87  4.10  4.10  3.97  3.96  2.50 2.70 2.90 3.10 3.30 3.50 3.70 3.90 4.10 4.30 4.50 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 $20,000 $22,000 $24,000 3Q16 Q416 Q117 Q217 Q317 Mortgage Servicing Portfolio ($ in millions) Mortgage Servicing Portfolio ($ in millions) W.A. Servicing Fee Multiple

Mortgage Market & Competitive Landscape 31 Mortgage Market • The most recent Mortgage Bankers Association monthly forecast projects total loan originations to decrease 17.7% in 2017 over last year, and to decrease 5.4% in 2018. • Despite the recent increase in mortgage rates, rates remain historically low on an absolute basis. Low rates should continue to support housing affordability. Nationally, purchases are expected to increase by 3.4% from 2016 and comprise 64% of volume in 2017. • Purchases comprised 68% of originations nationally and 60% in the Pacific Northwest in the third quarter. HomeStreet continues to perform above the national and regional averages, with purchases accounting for 77% of our closed loans and 71% of our interest rate lock commitments in the quarter. Competitive Landscape • HomeStreet maintained its position as the number one loan originator by volume of purchase mortgages in the Pacific Northwest and in the Puget Sound region, and increased market share to number one for total originations in the same areas. • Purchase demand continues to remain strong in many of our markets, however limited inventory continues to be a significant constraining issue. Months supply of inventory and time on the market are both down significantly in most of our major markets. • New home construction in our markets is constrained by the geography of the West Coast and the lingering effects of the last recession.

Outlook 32

Outlook

Revenue Growth Outpacing Expense Growth, Driving Operating Efficiencies and Strong Returns

- Locations in the high-growth markets of the Western United States and Hawaii
- Above average loan growth while containing credit risk
- Invest in de novo branch openings to grow core, relationship-based deposits
- Optimizing existing investment in Mortgage Banking segment
- Augment organic growth with acquisitions in our target markets

Key Drivers Guidance

Metric	4Q17	1Q18	2018
Mortgage loan locks and forward sale commitments	$1.7B	$1.8B	$7.7B
Mortgage loan held for sale closing volume	$1.8B	$1.6B	$7.8B
Mortgage banking gain on sale composite margin	315-325 bps	315-325 bps	318-328 bps
Average quarterly net loan portfolio growth	2% - 4%	2% - 4%	2% - 4%
Net interest margin	3.35% - 3.40%	3.40% - 3.45%	3.40% - 3.45%
Average quarterly noninterest expense growth	No material change	No material change	1.5%

The information in this presentation, particularly including but not limited to that presented on this slide, is forward-looking in nature, and you should review Item 1A, "Risk Factors," in our most recent Annual Report on Form 10-K for a list of factors that may cause us to deviate from our plans or to fall short of our expectations.

[HomeStreet] 33

. Appendix 34

Statements of Financial Condition 35 ($ in thousands) Sept. 30, 2017 Jun. 30, 2017 Mar. 31, 2017 Dec. 31, 2016 Sept. 30, 2016 Cash and cash equivalents $ 55,050 $ 54,447 $ 61,492 $ 53,932 $ 55,998 Investment securities 919,459 936,522 1,185,654 1,043,851 991,325 Loans held for sale 851,126 784,556 537,959 714,559 893,513 Loans held for investment, net 4,313,225 4,156,424 3,957,959 3,819,027 3,764,178 Mortgage servicing rights 268,072 258,222 257,421 245,860 167,501 Other real estate owned 3,704 4,597 5,646 5,243 6,440 Federal Home Loan Bank stock, at cost 52,486 41,769 41,656 40,347 39,783 Premises and equipment, net 104,389 101,797 97,349 77,636 72,951 Goodwill 22,564 22,175 22,175 22,175 19,900 Other assets 206,271 226,048 233,832 221,070 215,012 Total assets $ 6,796,346 $ 6,586,557 $ 6,401,143 $ 6,243,700 $ 6,226,601 Deposits $ 4,670,486 $ 4,747,771 $ 4,595,809 $ 4,429,701 $ 4,504,560 Federal Home Loan Bank advances 1,135,245 867,290 862,335 868,379 858,923 Accounts payable and other liabilities 193,866 190,421 176,891 191,189 151,968 Long-term debt 125,280 125,234 125,189 125,147 125,122 Total liabilities 6,124,877 5,930,716 5,760,224 5,614,416 5,640,573 Preferred stock - - - - - Common stock 511 511 511 511 511 Additional paid-in capital 338,283 337,515 336,875 336,149 276,844 Retained earnings 337,067 323,228 312,019 303,036 300,742 Accumulated other comprehensive income (loss) (4,392) (5,413) (8,486) (10,412) 7,931 Total shareholders’ equity 671,469 655,841 640,919 629,284 586,028 Total liabilities and shareholders’ equity $ 6,796,346 $ 6,586,557 $ 6,401,143 $ 6,243,700 $ 6,226,601

Non-GAAP Financial Measures

Tangible Book Value:

(dollars in thousands, except share data)	Quarter Ended Sept. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Nine Months Ended Sept. 30, 2017	Sept. 30, 2016
Shareholders' equity	$671,469	$655,841	$640,919	$629,284	$586,028	$671,469	$586,028
Less: Goodwill and other intangibles	(29,893)	(29,783)	(30,275)	(30,789)	(28,573)	(29,893)	(28,573)
Tangible shareholders' equity	$641,576	$626,058	$610,644	$598,495	$557,455	$641,576	$557,455
Common shares outstanding	26,884,402	26,874,871	26,862,744	26,800,183	24,833,008	26,884,402	24,833,008
Book value per share	$24.98	$24.40	$23.86	$23.48	$23.60	$24.98	$23.60
Impact of goodwill and other intangibles	(1.12)	(1.10)	(1.13)	(1.15)	(1.15)	(1.12)	(1.15)
Tangible book value per share	$23.86	$23.30	$22.73	$22.33	$22.45	$23.86	$22.45
Average shareholders' equity	$683,186	$668,377	$649,439	$616,497	$588,335	$667,124	$549,242
Less: Average goodwill and other intangibles	(29,722)	(30,104)	(30,611)	(29,943)	(28,769)	(30,142)	(28,122)
Average tangible shareholders' equity	$653,464	$638,273	$618,828	$586,554	$559,566	$636,982	$521,120
Return on average shareholders' equity	8.10%	6.71%	5.53%	1.49%	18.83%	6.80%	13.56%
Impact of goodwill and other intangibles	0.37%	0.31%	0.28%	0.07%	0.97%	0.32%	0.73%
Return on average tangible shareholders' equity	8.47%	7.02%	5.81%	1.56%	19.80%	7.12%	14.29%

[HomeStreet]

36

Non-GAAP Financial Measures

Core Net Income:

(dollars in thousands)	Quarter Ended Sept. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Nine Months Ended Sept. 30, 2017	Sept. 30, 2016
Net income	$13,839	$11,209	$8,983	$2,294	$27,701	$34,031	$55,857
Impact of restructuring-related items (net of tax)	2,520	67	-	-	-	2,587	-
Impact of acquisition-related items (net of tax)	229	115	-	261	333	344	4,377
Net income, excluding restructuring and acquisition-related items (net of tax)	$16,588	$11,391	$8,983	$2,555	$28,034	$36,962	$60,234
Noninterest expense	$114,697	$111,244	$106,874	$117,539	$114,399	$332,815	$326,783
Impact of restructuring-related expenses	(3,877)	(103)	-	-	-	(3,980)	-
Impact of acquisition-related expenses	(353)	(177)	-	(401)	(512)	(530)	(6,735)
Noninterest expense, excluding restructuring and acquisition-related expenses	$110,467	$110,964	$106,874	$117,138	$113,887	$328,305	$320,048
Diluted earnings per common share	$0.51	$0.41	$0.33	$0.09	$1.11	$1.26	$2.27
Impact of restructuring-related items (net of tax)	0.09	-	-	-	-	0.10	-
Impact of acquisition-related items (net of tax)	0.01	0.01	-	0.01	0.01	0.01	0.18
Diluted earnings per common share, excluding restructuring and acquisition-related items (net of tax)	$0.61	$0.42	$0.33	$0.10	$1.12	$1.37	$2.45
Return on average assets	0.83%	0.70%	0.57%	0.15%	1.79%	0.70%	1.33%
Impact of restructuring-related items (net of tax)	0.15%	0.00%	0.00%	0.00%	0.00%	0.05%	0.00%
Impact of acquisition-related items (net of tax)	0.01%	0.01%	0.00%	0.01%	0.02%	0.01%	0.10%
Return on average assets excluding restructuring and acquisition-related items (net of tax)	0.99%	0.71%	0.57%	0.16%	1.81%	0.76%	1.43%
Return on average shareholders' equity	8.10%	6.71%	5.53%	1.49%	18.83%	6.80%	13.56%
Impact of restructuring-related items (net of tax)	1.49%	0.04%	0.00%	0.00%	0.00%	0.52%	0.00%
Impact of acquisition-related items (net of tax)	0.12%	0.07%	0.00%	0.18%	0.24%	0.07%	1.06%
Return on average shareholders' equity, excluding restructuring and acquisition-related items (net of tax)	9.71%	6.82%	5.53%	1.67%	19.07%	7.39%	14.62%

[HomeStreet]

37

Non‐GAAP Financial Measures Core Net Income (continued): 38 Sept. 30, Jun. 30, Mar. 31, Dec. 31, Sept. 30, Sept. 30, Sept. 30, (dollars in thousands) 2017 2017 2017 2016 2016 2017 2016 Return on average tangible shareholders' equity 8.47% 7.02% 5.81% 1.56% 19.80% 7.12% 14.29% Impact of restructuring-related items (net of tax) 1.54% 0.05% 0.00% 0.00% 0.00% 0.54% 0.00% Impact of acquisition-related items (net of tax) 0.14% 0.07% 0.00% 0.18% 0.24% 0.08% 1.12% Return on average tangible shareholders' equity, excluding restructuring and acquisition-related items (net of tax) 10.15% 7.14% 5.81% 1.74% 20.04% 7.74% 15.41% Efficiency ratio 85.13% 86.99% 88.98% 96.90% 72.15% 86.96% 78.20% Impact of restructuring-related items (2.87)% (0.08)% 0.00% 0.00% 0.00% (1.04)% 0.00% Impact of acquisition-related items (0.26)% (0.14)% 0.00% (0.33)% (0.32)% (0.14)% (1.62)% Efficiency ratio, excluding restructuring and acquisition-related items 82.00% 86.77% 88.98% 96.57% 71.83% 85.78% 76.58% Quarter Ended Nine Months Ended

Non-GAAP Financial Measures

Core Net Income – Commercial & Consumer Banking:

	Quarter Ended					Nine Months Ended	
(dollars in thousands)	Sept. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Commercial and Consumer Banking Segment:							
Net income	$13,962	$9,446	$9,292	$12,046	$10,133	$32,700	$18,754
Impact of acquisition-related items (net of tax)	229	115	-	261	333	344	4,377
Net income, excluding acquisition-related items (net of tax)	$14,191	$9,561	$9,292	$12,307	$10,466	$33,044	$23,131
ROAA	0.98%	0.68%	0.69%	0.93%	0.81%	0.79%	0.54%
Impact of acquisition-related items (net of tax)	0.02%	0.01%	0.00%	0.02%	0.03%	0.01%	0.13%
ROAA, excluding acquisition-related items (net of tax)	1.00%	0.69%	0.69%	0.95%	0.83%	0.80%	0.66%
ROAE	10.19%	7.08%	7.38%	9.68%	8.29%	8.25%	5.52%
Impact of acquisition-related items (net of tax)	0.17%	0.09%	0.00%	0.21%	0.27%	0.09%	1.29%
ROAE, excluding acquisition-related items (net of tax)	10.35%	7.16%	7.38%	9.89%	8.56%	8.33%	6.81%
ROATE	10.77%	7.50%	7.85%	10.31%	8.81%	8.74%	5.89%
Impact of acquisition-related items (net of tax)	0.18%	0.09%	0.00%	0.22%	0.29%	0.09%	1.37%
ROATE, excluding acquisition-related items (net of tax)	10.95%	7.59%	7.85%	10.54%	9.10%	8.84%	7.26%
Efficiency ratio	64.88%	72.22%	72.46%	66.04%	65.51%	69.64%	75.68%
Impact of acquisition-related items (net of tax)	(0.62)%	(0.35)%	0.00%	(0.74)%	(1.05)%	(0.33)%	(4.95)%
Efficiency ratio, excluding acquisition-related items (net of tax)	64.26%	71.87%	72.46%	65.30%	64.46%	69.31%	70.73%

[HomeStreet]

39

Non-GAAP Financial Measures

Core Net Income – Mortgage Banking:

(dollars in thousands)	Quarter Ended Sept. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Nine Months Ended Sept. 30, 2017	Sept. 30, 2016
Mortgage Banking Segment:							
Net income	($123)	$1,763	($309)	($9,752)	$17,568	$1,331	$37,103
Impact of restructuring-related items (net of tax)	2,520	67	-	-	-	2,587	-
Net income, excluding restructuring-related items (net of tax)	$2,397	$1,830	($309)	($9,752)	$17,568	$3,918	$37,103
ROAA	(0.05)%	0.80%	(0.14)%	(3.55)%	6.04%	0.19%	5.26%
Impact of restructuring-related items (net of tax)	0.96%	0.03%	0.00%	0.00%	0.00%	0.37%	0.00%
ROAA, excluding restructuring-related items (net of tax)	0.92%	0.83%	(0.14)%	(3.55)%	6.04%	0.56%	5.26%
ROATE	(0.35)%	5.32%	(0.90)%	(31.91)%	68.36%	1.30%	51.85%
Impact of restructuring-related items (net of tax)	7.17%	0.20%	0.00%	0.00%	0.00%	2.53%	0.00%
ROATE, excluding restructuring-related items (net of tax)	6.82%	5.52%	(0.90)%	(31.91)%	68.36%	3.82%	51.85%
Efficiency ratio	100.11%	96.71%	100.89%	121.44%	75.14%	99.18%	79.41%
Impact of restructuring-related items	(5.00)%	(0.13)%	0.00%	0.00%	0.00%	(1.77)%	0.00%
Efficiency ratio, excluding restructuring-related items (net of tax)	95.11%	96.58%	100.89%	121.44%	75.14%	97.41%	79.41%

HomeStreet

40